UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 16, 2009

Commission File Number: 000-27713

LITEWAVE CORP.

 (Exact name of registrant as specified in its charter)

Nevada, U.S.A.                                         95-4763671

(State or other jurisdiction of                  (I.R.S. Employer

incorporation or organization)               Identification No.)

1166 Alberni Street, Suite 1006

Vancouver, B.C. V6E 3Z3 Canada

(Address of principal executive offices)

Phone: (604) 675-7637              Fax: (604) 676-2738

(Issuer's telephone number, including area code)

Item 5.02

Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On February 16, 2009, the Board of Directors of Litewave Corp. (the “Company”) appointed Mark Billings, Francois Dumas and Wayne Cockburn to fill three vacancies on the Board of Directors.  Additionally, on February 23, 2009,  the Company’s Board of Directors accepted the resignation of Ian Lambert from his positions as President, Chief Executive Officer and Director. This resignation was not the result of any disagreements, of any kind, between Mr. Lambert and the Company.  The Board of Directors then appointed Francois Dumas as the Company’s new Chief Executive Officer.

Director Biographical Information

Mark Billings, Age 39

Mark Billings is presently the President and CEO of Orex Exploration Inc. (OX: TSX-V), a junior gold exploration company with properties in Nova Scotia; he has been associated with Orex since October 2007. Mr. Billings also serves as President and CEO of Argex Silver Capital (RGX.P: TSX-V), a Capital Pool Company, which went public in July 2008. He is on the board of directors of a number of companies, including Ona Energy Inc. (OEE: CNQ), Litewave Corporation (LTWV: OTCBB), Impact Medical Solutions (IMSU: OTCBB) and Caldera Resources (CDR: TSX-V).

Prior to joining Orex Exploration, Mr. Billings served as Chief Financial Officer for private and public Internet companies from 2000 to 2006, as well as running his own financial consultancy, Marengo Management Inc. From 2004 to 2006, Mr. Billings was Vice-President of Corporate Finance with Desjardins Securities Inc., where he led a number of public and private financings and took companies public on the Canadian exchanges.

Mr. Billings has a Master of Business Administration degree, with honours, from the Harvard Business School, from where he graduated in 1995. He graduated with a Bachelor of Arts in Political Science, with highest honours, from Carleton University in Ottawa in 1992. In 2002, he was awarded the Chartered Financial Analyst (CFA) designation from the CFA Institute in Charlottesville, Virginia.

Francois Dumas, Age 36

Mr. Dumas has been involved in the financial industry as a consultant for foreign governments and foreign governmental entities on the subject of International Administration and strategic governance and has advised different money managers and hedge funds, particularly in regard to market intelligence. Over time, he has held different executive positions with many established companies, as well as start-ups. In 2004, he left the Berkshire group of companies, where he had spent close to two years, to consult with a selected group of commodities investment dealers and specialist firms, and returned to his sources as a full time investment banker and corporate consultant. Mr. Dumas holds a Bachelor's degree in International Relations from the University of Quebec in Montreal. After completion of his BA, he went on to study law. As well, he holds a Master's Degree (MPA) in Public Administration from École National d'Administration Publique.

From 1996-2003, Mr. Dumas serves as President for Softrain Market Intelligence Ltd.  From 2001 to March 2003, he served as Vice-President - Marketing  for Union Coffee.  From March 2003 to August 2004, Mr. Dumas served as an Investment Advisor for the Bershire Group of Companies, Berkshire Capital Markets.  From September 2004 to September 2005, he served as a consultant for The Jitney Group (Jitney Trade) and from 2005 to the present, Mr. Dumas has been serving as President for  DumasBancorp ULC.

Wayne Cockburn, Age 52

Wayne Cockburn has been President & CEO of Impact Medical Solutions, Inc. (IMSU) since September 2003. Prior to IMSU, Mr. Cockburn was President at MPR Health Systems from January 2002 until September 2003 and Executive Vice President from January 2000 until January 2002. From January 1995 to December 1999, Mr. Cockburn was Vice President, Business Development for Lorus Therapeutics, a public biotechnology company. Mr. Cockburn’s background includes strategic planning, corporate finance, corporate partnering, corporate governance and mergers and acquisitions. Mr. Cockburn has served on the board of directors of several private and public companies and currently serves on the boards of IMSU, MPR Health Systems, Inc., Litewave Corporation and Red Juggernaut, Inc. Mr. Cockburn also acts as a business mentor with the Canadian Youth Business Foundation (CYBF).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2009

LITEWAVE CORP.

/s/ Francois Dumas

Francois Dumas

Chief Executive Officer, Director